STRATEGIC CAPITAL RESOURCES, INC.
                           2500 Military Trail North
                                   Suite 260
                           Boca Raton, Florida 33431
                                 (561) 995-0043

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                DECEMBER 1, 2000

                             To the Shareholders of
                       Strategic Capital Resources, Inc.

        Please take notice that the Annual Meeting of Shareholders of Strategic Capital Resources, Inc. will be held on December 1, 2000, at 9:00 a.m., at 2500 Military Trail North, Suite 260, Boca Raton, Florida 33431, to consider and vote on the following matters:

1. To elect a board of seven directors who will serve until the next annual meeting of shareholders following their election or until their successors are elected and qualified.

2. To approve the appointment of Horton & Company, LLC. as the Corporation's independent auditors for the fiscal year ended June 30, 2001.

3. To transact any other business that may properly come before the meeting or any adjournment thereof.

November 1, 2000 has been fixed as the record date of the shareholders entitled to vote at the meeting or any adjournment and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed.

All shareholders are cordially invited to attend the meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                David Miller
  Chairman of the Board

Boca Raton, Florida
November 6, 2000



                       STRATEGIC CAPITAL RESOURCES, INC.
                           2500 Military Trial North
                                   Suite 260
                           Boca Raton, Florida 33431
                                 (561) 995-0043





                             INFORMATION STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                DECEMBER 1, 2000



                                  Introduction


              WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE BEING
                       REQUESTED NOT TO SEND US A PROXY.


This Information Statement is furnished by the Board of Directors of Strategic Capital Resources, Inc. (the "Company") for its Annual Meeting of
Shareholders to be held on Tuesday, December 1, 2000 at 9:00 a.m. at 2500 Military Trail North, Suite 260, Boca Raton, Florida 33431, and at any adjournment thereof.

        The Board of Directors of the Company has fixed the close of business on November 1, 2000 as the record date for determining the holders of outstanding shares of common stock entitled to notice of, and to vote at, the Annual Meeting. On September 22, 2000, there were 17,012,005 shares of common stock issued and 15,566,725 shares of common stock outstanding. Each share of common stock is entitled to one vote at the meeting. The Notice of Annual Meeting and this Information Statement are first being mailed to shareholders of the Company on or about November 5, 2000.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Company's common stock as of September 22, 2000, by (i) each person known to the Company to own beneficially more than 5% of its common stock, (ii) each director and nominee for director of the Company, (iii) each officer named in the executive compensation table of this information statement, and (iv) all directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                          Amount and Nature
                                           of Beneficial              Percent
Name and Address of Beneficial Owner        Ownership(1)              of Class
Directors and Officers

David Miller                                  6,184,368*                36.4%
        3565 NW 61st Circle
        Boca Raton, FL 33496
Samuel G. Weiss                                 154,165                  0.9%
        30 Main Street
        Port Washington, NY 11050
Ralph Wilson                                    157,500                  0.9%
        7 Ensign Lane
        Massapequa, NY 11758
Joan Kushay                                     154,200                  0.9%
        618 Cypress Green Circle
        Wellington, FL 33414

All Officers and Directors
as a group (8 persons)                           6,650,233              39.10%

*Includes 1,050,00 of shares owned by Lite 'N Low, Inc. and 1,050,000 of shares owned by Priority Capital Corp.

Other 5% Shareholders

Libo Fineberg Trustee  (1)                    1,250,000                  7.3%
Helen Miller Irrevocable Trust
        3500 Gateway Drive
        Pompano Beach, FL 33069
Rita Miller  (2)                              1,333,500                  7.8%
        3565 NW 61st  Circle
        Boca Raton, FL 33496
Scott Miller  (3)                             1,333,500                  7.8%
        3565 NW 61st Circle
        Boca Raton, FL 33496

(1) David Miller direct beneficiary. No voting power.
(2) Wife of David Miller - sole voting power and ownership.
(3) Son of David Miller - sole voting power and ownership.


                             EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for services to the
Company for the fiscal years ended June 30, 2000, 1999, 1998 and 1997 of the
Chief Executive Officer of the Company and for such other officers of the
Company who received compensation in excess of $100,000 during the applicable year.
                           SUMMARY COMPENSATION TABLE
                                                        Long Term Compensation
                                      -------------------------------------
                          Annual Compensation            Awards              Payouts
                                      --------------------------   -------------------  ----------------
                                                                             Securities
                                                          Other                 Under-             All
                                                          Annual   Restricted   lying             Other
    Name and                                              Compen-    Stock     Options/   LTIP    Compen-
Principal Position             Year    Salary     Bonus   sation    Award(s)   SARs(2)  Payouts   sation(3)
-----------------------------  ----   --------   -------  ------   ----------  -------  -------   ------
David Miller                   2000	  $291,098   $50,262   (1)     $      0    200,000    N/A     $4,037
 Chairman of the Board		 1999   $259,400   $49,038   (1)     $      0    400,000    N/A     $3,543
 Director of the Company	 1998   $247,500   $19,038   (1)     $      0    200,000    N/A     $3,075

John Kushay                    2000   $107,030   $16,362   (1)     $      0    100,000    N/A     $1,067
 Treasurer and Chief Financial 1999   $ 95,375   $14,500   (1)     $      0    200,000    N/A     $3,057
 Officer, Vice President, and  1998   $ 86,750   $ 3,490   (1)     $      0    100,000    N/A     $1,300
 Director of the Company

Richard K. LeBlond, III		 2000	  $ 81,635   $17,885   (1)     $      0     50,000    N/A     $2,011
 Senior Vice President         1999	  $ 75,000   $ 3,000   (1)     $      0    200,000    N/A     $1,750
					 1998	  $  5,769   $   -0-   (1)     $      0        -0-    N/A     $   87

(1) Includes perquisites and other personal benefits unless the aggregate amount is less than either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2) The Company does not have a stock appreciation right ("SAR") program.

(3) Represents contributions made by the Company to the Company's 401(k) plan.


        The following table provides information with respect the value of Mr. Miller's unexercised options at June 30, 2000.

             Number of Securities                      Value of Unexercised
            Underlying Unexercised                     In-the-money Options
            Options at Fiscal Year-end    Exercise    at Fiscal Year-end ($)(1)
Name     (Exercisable)  (Not exercisable)   Price  (Exercisable) (Unexercisable)
         -------------  ----------------- -------- ------------- ---------------
David Miller
            100,000              -         $.125    $ 7,500.00           -
            200,000              -         $.25              -           -
            200,000              -         $.14      12,000.00           -
            200,000              -         $.20              -           -
            200,000              -         $.42              -           -
                  -               200,000  $.29              -           -


        The following table provides information with respect the value of Mr. Kushay's unexercised options at June 30, 2000.

             Number of Securities                      Value of Unexercised
            Underlying Unexercised                     In-the-money Options
            Options at Fiscal Year-end    Exercise    at Fiscal Year-end ($)(1)
Name     (Exercisable)  (Not exercisable)   Price  (Exercisable) (Unexercisable>
         -------------  ----------------- -------- ------------- ---------------
John Kushay
             50,000              -         $.125    $ 3,750.00           -
            100,000              -         $.25              -           -
            100,000              -         $.14              -           -
            100,000              -         $.20       6,000.00           -
            100,000              -         $.42              -		 -
			-		100,000	 $.29		       -	       -


 	The following table provides information with respect the value of Mr. LeBlond's unexercised options at June 30, 2000.

           Number of Securities                      Value of Unexercised
          Underlying Unexercised                     In-the-money Options
          Options at Fiscal Year-end    Exercise    at Fiscal Year-end ($)(1)
Name   (Exercisable)  (Not exercisable)   Price  (Exercisable) (Unexercisable)
         -------------  ----------------- -------- ------------- ------------
Richard K. LeBlond
            100,000              -         $.20              -           -
            100,000              -         $.42              -		 -
			-		 50,000	 $.29		       -	       -


(1) Based upon the difference between the exercise price of the option and the closing price of $.20 per share of the Company's common stock as reported on the OTCBB on June 30, 2000.



                OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR


        The following table provides information on options granted for the fiscal year ended June 30, 2000 and subsequent to that date to officers and directors of the Company. No options were exercised during that period.

                        Number of
                        Securities      Percent of
                        Underlying      Total Options   Exercise
                        Options         Granted to      Price
                        Granted         Employees       Per Share    Expiration
                          #(1)            (%)(2)        ($/sh)(3)        Date

David Miller            200,000         14%             $.29        11/30/2005

Samuel G. Weiss         100,000         7%              $.29        11/30/2005

Joan E. Kushay          100,000         7%              $.29        11/30/2005

John Kushay             100,000         7%              $.29        11/30/2005

Richard K. LeBlond, III  50,000         7%              $.29        11/30/2005

Ralph Wilson             50,000         3.5%            $.29        11/30/2005


Kenneth MacKenzie        50,000         3.5%            $.29        11/30/2005

John H. Roach, Jr.       50,000         3.5%            $.29        11/30/2005

(1) Such options become exercisable after thirteen (13) months for a five-year period from the date of grant.

(2) The Company granted options representing 1,450,000 shares to employees from July 1, 1998 to date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS:

Notes Payable - Stockholders

Stockholder loans payable arose from advances various stockholders have made to the Company. The notes are payable on demand and accrue interest at 9%. Interest on stockholder notes payable totaled $112,220 for the year ended June 30, 2000, $108,663 for the year ended June 30, 1999, and $103,252 for the year ended June 30, 1998. At June 30, 2000, 1999 and 1998, stockholder loans outstanding were $1,141,920, $1,315,907, and $1,025,907 respectively.

The Company issued 1,146,000 warrants during the year ended June 30, 2000, 1,959,000 warrants during the year ended June 30, 1999 and 2,101,094 warrants during the year ended June 30, 1998, to stockholders who had made loans to the Company. The warrants are exercisable at the fair value of the stock on the date the warrant was issued.


PROPOSAL 1:     ELECTION OF DIRECTORS

        At the meeting, seven directors are to be elected, each director to hold office until the next annual meeting of shareholders or until their successor is elected and qualified. The person's names in the accompanying information statement have been designated by the Board of Directors and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. Although the Board of Directors does not contemplate that any of the nominees will become unavailable for election, if such situation arises prior to the Annual Meeting, the persons named in the enclosed information statement will note for the election of such other person(s) as may be nominated by the Board of Directors or the Board may be reduced accordingly

Nominees for Election at the 2000 Annual Meeting.

        Certain information concerning the nominees is set forth below.

                                                                       Director
Name                    Position                        Age             Since

David Miller            Chairman of the Board
                        Director                        55              1997

Samuel G. Weiss(2)      Secretary
                        and Director                    51              1995

Joan E. Kushay(2)       Assistant Secretary/
                        Vice President, and
                        Director                        39              1995

John P. Kushay          Vice President, Chief
                        Financial Officer,
                        Treasurer and Director          40              1996

Ralph Wilson(2)(1)      Director                        67              1995

Kenneth MacKenzie(1)    Director                        66              1996

John H. Roach, Jr.(1)   Director                        57              1998


(1) Member of the Audit Committee
(2) Member of the Compensation and Incentive Committee.


David Miller was appointed Chairman of the Board on July 29, 1997. Prior to that time, Mr. Miller had been engaged as a Strategic Consultant to the Company since its organization. Prior to his consulting engagement, Mr. Miller was a strategic consultant to several companies, including Antares Resources Corporation, since 1992, and Priority Capital Corporation since 1993. Since 1994, Mr. Miller has served as Chairman of the Board of Lite 'N Low, Inc., a holding company no longer actively engaged in business.
Mr. Miller is currently Chairman of Priority Capital Corp. Mr. Miller devotes substantially all of his time to the business of the Company.

John P. Kushay was appointed Treasurer and Chief Financial Officer in June 1996. Mr. Kushay was elected a Director of the Company in June 1996. In May 1997, Mr. Kushay was appointed Vice President. Prior to joining the Company, Mr. Kushay had been Controller of International Operations at Xpedite Systems, Inc. from February 1994 through March 1996. From May 1990 to February 1994, he was controller at Tamco Systems, Inc. Mr. Kushay devotes substantially all of his time to the business of the Company.

Richard K. LeBlond, III, was appointed Senior Vice President in June 1998. Prior to joining the Company Mr. LeBlond was the Vice President for Strategy and Business Development at the Avon Group, Inc., an insurance brokerage concern, where he concentrated on credit related surety products, since February 1997. From January 1990 to January 1997, Mr. LeBlond was a self-employed sales, marketing and business development consultant, specializing in media and communications business concerns. His services included strategic business plan development, identification of business prospects and sales strategy development. Mr. LeBlond devotes substantially all of his time to the business of the Company.

Joan E. Kushay, Assistant Secretary and Director, has held these positions since the Company's organization. From June 1994 to November 1995, she was employed as an executive assistant at XYZ Cleaning Contractors in Garden
City, New York. From February, 1994 through June, 1994, Ms. Kushay was employed by Arrow Electronics Inc. of Melville, New York in shareholder and investor relations and, from July 1988 to January, 1994 by Action Staffing Inc. a publicly held corporation located in Tampa, Florida, as Executive Assistant to the Chairman. Ms. Kushay was also Assistant Secretary and Director of Antares Resources Corporation from December 1994 to December 1996. Ms. Kushay devotes substantially all of her time to the business of the Company.

Samuel G. Weiss, Secretary and Director, has been an executive officer of the Company since its organization. Effective May 1997, Mr. Weiss was elected interim President and served in that capacity until January 1, 1999. Since 1974, Mr. Weiss has been engaged in the practice of law in the State of New York. Mr. Weiss also served as Secretary, General Counsel, and Director of Antares Resources Corporation from June 1993 to December 1996. Mr. Weiss devotes only such time as is necessary to the business of the Company.

Ralph Wilson, Director, has held that position since the Company's organization. From October 1990, through February 1995, Mr. Wilson was President of Antares Resources Corporation and served as a director of the
Company from December 1994, to December 1996.   In addition, since 1971 Mr.
Wilson has been a principal officer of Comet Electronics Corp., a privately owned manufacturer of subassemblies in Farmingdale, New York. Mr. Wilson devotes only such time as is necessary to the business of the Company.

Kenneth MacKenzie, was elected a Director of the Company in November 1996. From 1985 to 1996, Mr. MacKenzie served as co-executive director of The Institute of Business Appraisers, Inc. and President of Southeast Business Investment Corp. of Boynton Beach, Florida. In January 1997, Mr. MacKenzie found Southeast Business Appraisal Corporation, which specializes in appraisals and valuations of businesses. Mr. MacKenize devotes only such time as is necessary to the business of the Company.

John H. Roach, Jr. was elected a Director of the Company in December 1998. He is a Senior Client Advisor for The Chase Global Private Bank. Prior thereto he was Senior Managing Director for Reliance National from 1998 to 2000, Senior Managing Director, Client Management and Marketing for American International Group, AIG Risk Finance from 1995 to 1997, Vice Chairman and Senior Managing Director for Geneva Companies: Geneva Financial Corporation from 1992 to 1995, Managing Director; Head of Corporate Finance Client Management and Loan Products for Chemical Bank from 1964 to 1992.

Board and Committee Activity; Structure and Compensation

        The Company's operations are managed under the board supervision of the Board of Directors, which has the ultimate responsibility for the establishment and implementation the Company's general operating philosophy, objectives, goals and policies.

        During fiscal 2000, the Board of Directors had one meeting. The directors attended all of the meetings of the Board of Directors and meetings of each of the Committees on which they served.

        The Company has established a policy that a portion of the non-employee directors remuneration should be paid by granting non-qualified stock options in accordance with the Company's Amended and Restated 1998 Equity Incentive Plan, subject to ratification of stockholder approval of certain amendments to such Plan. In fiscal 2000 each director who is not an employee was paid a fee of $750.00. All out of pocket expenses were
reimbursed.   Each non employee director have been granted stock options representing 50,000 shares of the Company's Common Stock.

During fiscal 2000, the Board of Directors had the following committees:

        The Audit Committee is composed of John H. Roach, Jr., Kenneth MacKenzie and Ralph Wilson. The function of the Audit Committee is to review the Company's internal controls; it's financial reporting and the scope and results of the audit engagement. It meets with appropriate
Company financial personnel and independent public accountants in connection with these reviews. The Committee also recommends to the Board the appointment of the independent public accountants, who have access to the Committee at any time. In fiscal 2000, one Audit Committee meeting was held.

        The Compensation and Incentive Committee is composed of Ralph Wilson, Samuel G. Weiss and Joan Kushay. The function of this Committee is to establish the amount and form of compensation awarded to Executive Officers, including salary, bonuses and stock option awards of the Company and to administer the Company's Equity Incentive Plan. In fiscal 2000 one Committee meeting was held.

        The Board of Directors does not have a nominating committee.



PROPOSAL 2:     APPOINTMENT OF HORTON & COMPANY, LLC. AS THE
                COMPANY'S INDEPENDENT AUDITOR

        The Board of Directors has recommended the appointment of Horton & Company, LLC. as independent auditors for the Company for the fiscal year ending June 30, 2001. Horton & Company, LLC. acted in the same capacity in the prior fiscal year.

        A representative of the accounting firm is expected to be present at the Annual Meeting of Shareholders. If a representative is present, they will have an opportunity to make a statement and will be available to respond to appropriate questions.

Other Matters

        The Company knows of no other business to be presented at the meeting. The Annual Report to Shareholders for the fiscal year ended June 30, 2000 is included with this Information Statement and is being provided to each shareholder entitled to vote at the Annual Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      David Miller, Chairman of the Board

Dated:  November 6, 2000.